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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form SB-2 of our report dated March 22, 2005, relating to the financial statements of Gold Resource Corporation as of December 31, 2004 and for the two years then ended, and the reference to our firm as experts in the prospectus which is a part of the registration statement.

/s/ Stark Winter Schenkein & Co., LLP Certified Public Accountants

January 19, 2006
Denver, Colorado

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM